Exhibit 21
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                                          SUBSIDIARIES OF THE COMPANY
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
                                                                                  Direct
                                                             State/Jurisdiction   Stock
                                                             Incorporation        Ownership
                                                             -----------------    ---------

            The West Company, Incorporated                   Pennsylvania         Parent Co.
             Paco Pharmaceutical Services, Inc.              Delaware             100.0
               Paco Packaging, Inc.                          Delaware             100.0
               Paco Technologies, Inc.                       Delaware             100.0
               Paco Laboratories, Inc.                       Delaware             100.0
               Charter Laboratories, Inc.                    Delaware             100.0
               Paco Puerto Rico, Inc.                        Delaware             100.0
             Citation Plastics Co.                           New Jersey           100.0
                The West Company of Puerto Rico, Inc.        Delaware             100.0
             TWC of Florida, Incorporated                    Florida              100.0
             Senetics, Inc.                                  Colorado             100.0
             West International Sales Corporation            U.S. Virgin Islands  100.0
             The West Company of Delaware, Inc.              Delaware             100.0
              The West Company de Colombia, S.A.             Colombia              52.1  (1)
              The West Company Holding GmbH                  Germany              100.0
               The West Company Deutschland GmbH             Germany              100.0
               Pharma-Gummi Beograd                         Yugoslavia            84.7  (2)
                The West Company (Custom &                   Germany              100.0
                Specialty Services) GmbH
                   The West Company Danmark A/S              Denmark              100.0
                   The West Company Italia S.R.L.            Italy                 95.0  (3)
                   The West Company France S.A.              France               99.99  (4)
               The West Company (Mauritius) Ltd.             Mauritius            100.0
                The West Company (India) Private Ltd.        India                100.0
             The West Company Group Ltd.                     England              100.0
              The West Company (UK) Ltd.                     England              100.0
             The West Company Hispania S.A.                  Spain                 54.7  (5)
             The West Company Argentina S.A.                 Argentina            100.0
             The West Company Brasil S.A.                    Brasil               100.0


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             The West Company Venezuela C.A.                 Venezuela            100.0
             The West Company Singapore Pty. Ltd.            Singapore            100.0
             The West Company Australia Pte. Ltd.            Australia            100.0
             West Company Korea Ltd.                         Korea                100.0



          (1) In addition, 46.16 % is owned directly by The West Company, Incorporated; 1.55% is held in treasury by The West Company de Colombia S.A..
          (2)  Affilated company accounted for on the cost basis.
          (3)  In addition, 5 % is owned directly by The West
               Company, Incorporated;
          (4)  In addition, .01% is owned directly by 9 Individual
               Shareholders.
          (5) In addition, 27.4% is owned directly by The West Company Holdings GmbH; 17.9% is owned by one shareholder.
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